Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR THE FISCAL FIRST

QUARTER ENDED DECEMBER 31, 2011

•	Digital revenue up 17% year over year

•	OIBDA grew 10% and OIBDA margin expanded

•	Cash balance and Free Cash Flow increased

NEW YORK, February 9, 2012—Warner Music Group Corp. today announced its fiscal first quarter financial results for the period ended December 31, 2011.

“This quarter’s results reflect a solid performance throughout WMG as we grew digital Recorded Music revenue and total Music Publishing revenue," said Stephen Cooper, Warner Music Group’s CEO. “Going forward we will continue to focus on long-term artist development, revenue diversification and cost management.”

“Our continued focus on executing cost savings and disciplined investing enabled us to increase OIBDA, OIBDA margin, total cash and Free Cash Flow in the quarter,” added Brian Roberts, Warner Music Group’s Executive Vice President and CFO.

Total WMG

Total WMG Summary Results

(dollars in millions)

	For the Three Months ended December 31, 2011	For the Three Months ended December 31, 2010	% Change
	(unaudited)	(unaudited)
Revenue	$779	$778	0%
Digital Revenue	219	187	17%
Operating income	39	27	44%
OIBDA	99	90	10%
Net loss attributable to Warner Music Group Corp.	(26)	(18)	44%

For the quarter, the company’s revenue results reflect a solid performance from key releases and strong digital revenue growth in both Recorded Music and Music Publishing, partially offset by the effect of continued physical revenue declines in the recorded music industry. Revenue growth in the U.S., Japan, Canada, Germany and certain other parts of Europe was offset by concert promotion-related declines in France, as well as some weakness in the U.K., Italy, Spain and parts of Asia. Digital revenue represented 28.1% of total revenue for the quarter, compared to 24.0% in the prior-year quarter. Increased digital revenue reflects growth in global downloads and subscription/streaming services.

Operating margin expanded 1.5 percentage points to 5.0% from 3.5%. OIBDA margin expanded 1.1 percentage points to 12.7% from 11.6%. Improvements in OIBDA and OIBDA margin reflect the company’s continued focus on cost management and the strong performance of the company’s recorded music releases in the quarter. Operating income and OIBDA for the quarter included $3 million of costs incurred in connection with our bid to acquire EMI (all in Corporate) and $7 million of severance charges ($5 million in Recorded Music and $2 million in Corporate), compared to $11 million of severance charges in the prior-year quarter (all in Recorded Music) (the “Quarterly Severance Charges”). (See Figures 4 and 5 below for calculations and reconciliations of OIBDA and OIBDA margin.)

Net loss reflects the impact of an increase in interest expense, to $57 million from $47 million, related to the July 2011 refinancing of certain existing indebtedness in connection with the acquisition of the company by Access Industries.

As of December 31, 2011, the company reported a cash balance of $168 million, total long-term debt of $2.21 billion and net debt (total long-term debt minus cash) of $2.05 billion.

Cash provided by operating activities was $25 million compared to cash used in operating activities of $113 million in the prior-year quarter. Free Cash Flow was $14 million compared to negative $179 million in the prior-year quarter. Free Cash Flow in the prior-year quarter reflects higher cash severance and bonus payments as well as investments in Roadrunner and 615 Music. (See Figure 7 below for a calculation and reconciliation of Free Cash Flow.)

Recorded Music

Recorded Music Summary Results

(dollars in millions)

	For the Three Months ended December 31, 2011	For the Three Months ended December 31, 2010	% Change
	(unaudited)	(unaudited)
Revenue	$661	$662	(0%)
Digital Revenue	205	178	15%
Operating income	61	47	30%
OIBDA	102	90	13%

The company’s Recorded Music business experienced an increase in digital revenue, as download revenue and subscription/streaming revenue were both strong. Recorded Music digital revenue represented 31.0% of total Recorded Music revenue, compared to 26.9% in the prior-year quarter. Domestic Recorded Music digital revenue was $115 million, or 44.6% of total domestic Recorded Music revenue, compared to 38.6% in the prior-year quarter. Even with strong physical sales from the company’s top seller in the quarter, Michael Bublé’s “Christmas,” digital revenue growth was partially offset by continued contracting demand for physical product. Non-traditional Recorded Music revenue declined due to the variability of touring cycles, which created difficult year-over-year comparisons for the company’s European concert promotion business. Licensing revenue also declined due to timing. Major sellers included Michael Bublé, Nickelback, Bruno Mars, Udo Lindenberg, Ed Sheeran and The Black Keys.

Recorded Music operating margin expanded 2.1 percentage points to 9.2% from 7.1% in the prior-year quarter. Recorded Music OIBDA margin expanded 1.8 percentage points to 15.4% from 13.6% in the prior-year quarter. In addition to cost management, OIBDA and OIBDA margin improvement was driven by the strong performance of Michael Buble’s “Christmas,” which helped to drive down marketing expense as a percentage of revenue. Operating income and OIBDA reflect the negative impact of the Quarterly Severance Charges.

Music Publishing

Music Publishing Summary Results

(dollars in millions)

	For the Three Months ended December 31, 2011	For the Three Months ended December 31, 2010	% Change
	(unaudited)	(unaudited)
Revenue	$123	$120	3%
Digital Revenue	15	11	36%
Operating income	2	—	—
OIBDA	18	18	—

The company’s Music Publishing business experienced 9.1% growth in performance revenue, which reflects strength in the advertising market as well as recent acquisitions, and 36.4% growth in digital revenue, driven by increases in download and subscription/streaming revenue. Synchronization revenue was flat, as strength in advertising-related revenue was offset by falloffs in other areas including videogames. Mechanical revenue declined 15.4%, reflecting the ongoing transition in the recorded music industry.

Music Publishing operating margin expanded 1.6 percentage points to 1.6% from zero in the prior-year quarter. Music Publishing OIBDA margin contracted 0.4 percentage points from 15.0% to 14.6% as a result of increased investment in new songwriters.

Financial details for the quarter can be found in the company’s current Form 10-Q, for the period ended December 31, 2011, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word, as well as Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three Months Ended 12/31/10

(dollars millions)

	Successor	Predecessor
	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010	% Change
	(unaudited)	(unaudited)
Revenues	$779	$778	—
Costs and expenses:
Cost of revenues	(424)	(431)	(2%)
Selling, general and administrative expenses	(268)	(266)	1%
Amortization of intangible assets	(48)	(54)	(11%)

Total costs and expenses	$(740)	$(751)	(1%)

Operating income	$39	$27	44%
Interest expense, net	(57)	(47)	21%
Other expense, net	(2)	—	—

Loss before income taxes	$(20)	$(20)	—

Income tax (expense) benefit	(6)	2	—

Net loss	$(26)	$(18)	44%
Less: loss attributable to noncontrolling interest	—	—	—

Net loss attributable to Warner Music Group Corp.	$(26)	$(18)	44%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets as of 12/31/11 and 09/30/11

(dollars in millions)

	December 31, 2011	September 30, 2011	% Change

	(unaudited)	(unaudited)
Assets:
Current Assets
Cash & cash equivalents	$168	$154	9%
Accounts receivable, less allowances of $90 and $40	421	385	9%
Inventories	29	29	—
Royalty advances (expected to be recouped w/in 1 year)	143	135	6%
Deferred tax assets	54	54	—
Other current assets	42	45	(7%)

Total Current Assets	$857	$802	7%
Royalty advances (expected to be recouped after 1 year)	175	173	1%
Property, plant & equipment, net	177	182	(3%)
Goodwill	1,376	1,372	—
Intangible assets subject to amortization, net	2,612	2,678	(2%)
Intangible assets not subject to amortization	102	102	—
Other assets	73	71	3%

Total Assets	$5,372	$5,380	—

Liabilities & Equity:
Current Liabilities
Accounts payable	$136	$165	(18%)
Accrued royalties	1,034	974	6%
Accrued liabilities	232	217	7%
Accrued interest	32	55	(42%)
Deferred revenue	128	101	27%
Other current liabilities	16	10	60%

Total Current Liabilities	$1,578	$1,522	4%
Long-term debt	2,214	2,217	—
Deferred tax liabilities	403	411	(2%)
Other noncurrent liabilities	135	148	(9%)

Total Liabilities	$4,330	$4,298	1%
Common stock	—	—
Additional paid-in capital	1,129	1,129	—
Accumulated deficit	(57)	(31)	84%
Accumulated other comprehensive loss, net	(47)	(33)	42%

Total Warner Music Group Corp. Equity	$1,025	$1,065	(4%)
Noncontrolling interest	17	17	—

Total Equity	1,042	1,082	(4%)

Total Liabilities & Equity	$5,372	$5,380	—

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three Months Ended 12/31/11 versus 12/31/10

(dollars in millions)

	Successor	Predecessor
	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010
	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$25	$(113)
Net cash used in investing activities	(11)	(66)
Net cash used in financing activities	(1)	—
Effect of foreign currency exchange rates on cash and equivalents	1	3

Net increase (decrease) in cash and equivalents	$14	$(176)

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash impairment charges to reduce the carrying value of goodwill and intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand the company's operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income (loss) and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S (“GAAP”). In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three Months Ended 12/31/11 versus 12/31/10

(dollars in millions)

	Successor	Predecessor
	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010	% Change
	(unaudited)	(unaudited)
OIBDA	$99	$90	10%
Depreciation expense	(12)	(9)	33%
Amortization expense	(48)	(54)	(11%)

Operating income	$39	$27	44%
Interest expense, net	(57)	(47)	21%
Other expense, net	(2)	—	—

Loss before income taxes	$(20)	$(20)	—

Income tax (expense) benefit	(6)	2	—

Net loss	$(26)	$(18)	44%
Less: loss attributable to noncontrolling interest	—	—	—

Net loss attributable to Warner Music Group Corp.	$(26)	$(18)	44%

Operating income margin	5.0%	3.5%
OIBDA margin	12.7%	11.6%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three Months Ended 12/31/11 versus 12/31/10

(dollars in millions)

	Successor	Predecessor
	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010	% Change

	(unaudited)	(unaudited)
Total WMG Operating Income - GAAP	$39	$27	44%
Depreciation and Amortization	60	63	(5%)

Total WMG OIBDA	$99	$90	10%

Recorded Music Operating Income - GAAP	$61	$47	30%
Depreciation and Amortization	41	43	(5%)

Recorded Music OIBDA	$102	$90	13%

Music Publishing Operating Income - GAAP	$2	$—	—
Depreciation and Amortization	16	18	(11%)

Music Publishing OIBDA	$18	$18	—

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue, including, for example, the $5 million and $4 million favorable impact of exchange rates on our Total and Recorded Music revenue, in the three months ended December 31, 2011 compared to the prior-year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with GAAP.

Figure 6. Warner Music Group Corp. - Revenue by Geography and Segment, Three Months Ended 12/31/11 versus 12/31/10 as Reported and Constant Currency

(dollars in millions)

	Successor	Predecessor	Predecessor
	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010	For the Three Months Ended December 31, 2010
	As reported	As reported	Constant $
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$258	$249	$249
Music Publishing	41	39	39
International revenue
Recorded Music	403	413	417
Music Publishing	82	81	81
Intersegment eliminations	(5)	(4)	(3)

Total Revenue	$779	$778	$783

Revenue by Segment:
Recorded Music	$661	$662	$666
Music Publishing
Mechanical	33	39	39
Performance	48	44	44
Synchronization	24	24	24
Digital	15	11	11
Other	3	2	2

Total Music Publishing	123	120	120
Intersegment eliminations	(5)	(4)	(3)

Total Revenue	$779	$778	$783

Total Digital Revenue	$219	$187	$189

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, Free Cash Flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing the operating performance of our company to other companies in our industry.

Because Free Cash Flow is not a measure of performance calculated in accordance with GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “cash flow provided by operating activities” (the most directly comparable GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under GAAP, which is net cash flow (used in) provided by operating activities.”

Unlevered After-Tax Cash Flow

Free Cash Flow includes cash paid for interest. We also review our cash flow adjusted for cash paid for interest, a measure we call Unlevered After-Tax Cash Flow. Management believes this measure provides investors with an additional important perspective on our cash generation ability. We consider Unlevered After-Tax Cash Flow to be an important indicator of the performance of our businesses and believe the presentation is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. A limitation of the use of this measure is that it does not reflect the charges for cash interest and, therefore, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, this measure should be considered in addition to, not as a substitute for, net cash flow provided by operating activities and other measures of liquidity reported in accordance with GAAP.

Figure 7. Warner Music Group Corp. - Calculation of Free Cash Flow and Unlevered After-Tax Cash Flow, Three Months Ended 12/31/11 versus 12/31/10

(dollars in millions)

	Successor	Predecessor
	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010
	(unaudited)	(unaudited)
Net cash flow provided by (used in) operating activities	$25	$(113)
Less: Capital expenditures	6	8
Less: Net cash paid for investments	5	58

Free Cash Flow	$14	$(179)

Plus: Cash paid for interest	79	88

Unlevered After-Tax Cash Flow	$93	$(91)

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Media Contact:	Investor Contact:
Will Tanous	Erika Begun
(212) 275-2244	(212) 275-4850
Will.Tanous@wmg.com	Erika.Begun@wmg.com